SCHEDULE 14A
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[X]	Preliminary Consent Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

The Wet Seal, Inc.

(Name of Registrant as Specified In Its Charter)

Clinton Spotlight Fund, L.P.
Clinton Spotlight Master Fund, L.P.
Clinton Magnolia Master Fund, Ltd.
Clinton Retail Opportunity Partnership, L.P.
Clinton Special Opportunities Master Fund, Ltd.
Clinton Group, Inc.
George E. Hall
Raphael Benaroya
Dorrit M. Bern
Lynda J. Davey
Mindy C. Meads
John S. Mills

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 30, 2012

[CLINTON SPOTLIGHT FUND, L.P. LETTERHEAD]

[___________], 2012

To Our Fellow Stockholders of The Wet Seal, Inc.:

This Consent Statement and the enclosed WHITE consent card are being furnished by Clinton Spotlight Fund, L.P. ("Spotlight Fund"), Clinton Spotlight Master Fund, L.P. ("SPOT"), its affiliates Clinton Magnolia Master Fund, Ltd. ("Magnolia"), Clinton Retail Opportunity Partnership, L.P. ("CROP") and Clinton Special Opportunities Master Fund Ltd. ("CSO"), its investment manager Clinton Group, Inc. ("CGI"), Mr. George E. Hall, President of CGI ("Mr. Hall" and, together with Spotlight Fund, SPOT, Magnolia, CROP, CSO and CGI, "Clinton," "we" or "us") and its nominees listed below.  Clinton owns approximately 5,809,800 shares of Class A common stock of The Wet Seal, Inc., a Delaware corporation ("Wet Seal" or the "Company"), or approximately 6.49% of the outstanding Class A common stock.  In addition, two of Clinton's nominees own Class A common stock:  Raphael Benaroya owns 100,000 shares of Class A common stock, or approximately 0.11% of the outstanding Class A common stock, and Dorrit M. Bern owns 18,000 shares of Class A common stock, or approximately 0.02% of the outstanding Class A common stock.  Collectively, the participants in this consent solicitation own 5,927,800 shares of Class A common stock, representing approximately 6.69% of the outstanding Class A common stock.

We are soliciting your consent for a number of proposals, the effect of which will be to remove four of the five members of the Board of Directors of the Company (the "Board") currently in office (and any person who may be appointed by the incumbent directors to fill any vacancy or newly created directorship prior to the effectiveness of these proposals) and to elect five independent professionals to fill the one vacancy created by the resignation of Ms. Susan McGalla, pursuant to her termination as Chief Executive Officer, and the four vacancies resulting from the removal of the incumbent directors.  By providing your consent, you will help enable stockholders to reconstitute the Board and ensure that the best interests of the Company and all of its stockholders are being looked after by the Board.

Owning stock in Wet Seal has been a disappointment for many investors. Our sole objective is to put in place a new, completely independent Board that can execute a strategy that will lead to a turnaround in financial performance and the realization of Wet Seal's potential.  Our nominees are committed to recruiting a world-class executive management team, adopting and overseeing a business strategy designed to create value for stockholders, optimizing the Company's capital structure and objectively considering all of the strategic alternatives available to the Company in order to maximize stockholder value.

Wet Seal's Class A common stock was down more than 40% in the year (and more than 80% in the ten years) prior to the announcement of our intention to replace four members of the Board. The Class A common stock traded at a three-year low after the Board fired Ms. McGalla after only 18 months on the job on July 22, 2012. While the Company once produced significant operating income, operating cash flow and net income, the Company has failed to perform as well in recent years, despite the Board hiring a succession of Chief Executive Officers and Chief Merchandising Officers and shifting strategies multiple times. We believe it is time for the Board itself to undergo a significant overhaul and to bring in new independent directors that possess significant experience in specialty retailing, junior and women's apparel and investment banking.

If our Consent Solicitation is successful, our nominees, Raphael Benaroya, Dorrit M. Bern, Lynda J. Davey, Mindy C. Meads and John S. Mills (the "Nominees"), will constitute the Board of Directors along with incumbent director Kenneth M. Reiss.  Our Nominees are independent of us – none of them has any existing or prior ties, financial or otherwise, to Clinton or any of its affiliated funds.  Please note that we are not nominating any representative of our firm and we do not expect to have any more influence with our Nominees than any other stockholder.

We believe our Nominees will be objective, experienced and thoughtful directors who can help guide the Company to a business plan and help hire an executive management team that will lead to operational and financial success, for the benefit of all shareholders.  Importantly, our Nominees have expertise in the Company's industry, with four of them having served as executive officers of publicly-traded retail apparel companies. These Nominees would bring decades of combined knowledge from their prior operational roles onto the Board of the Company. Our fifth Nominee brings more than twenty years of experience in helping companies arrange the proper capital structure and execute mergers and acquisitions transactions. Together, the Nominees are an independent group of professionals that are, in our view, well equipped to help the Company realize its full potential.

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today.  The attached Consent Statement and the enclosed WHITE consent card are first being furnished to stockholders on or about [______], 2012.  We urge you not to sign any revocation of consent card that may be sent to you by Wet Seal.

If you have any questions or require any assistance in executing your consent, please contact Okapi Partners LLC at 437 Madison Avenue, 28th Floor, New York, New York 10022 or (212) 297-0720 or Toll-Free (877) 259-6290.

Thank you for your consideration,

Joseph A. DePerio
Senior Portfolio Manager

Gregory P. Taxin
Managing Director

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 30, 2012

THE WET SEAL, INC.
__________________________

CONSENT STATEMENT

OF

CLINTON SPOTLIGHT FUND, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the enclosed WHITE consent card are being furnished by Clinton Spotlight Fund, L.P. ("Spotlight Fund"), Clinton Spotlight Master Fund, L.P. ("SPOT"), its affiliates Clinton Magnolia Master Fund, Ltd. ("Magnolia"), Clinton Retail Opportunity Partnership, L.P. ("CROP") and Clinton Special Opportunities Master Fund Ltd. ("CSO"), its investment manager Clinton Group, Inc. ("CGI"), Mr. George E. Hall, the President of CGI ("Mr. Hall" and together with Spotlight Fund, SPOT, Magnolia, CROP, CSO and CGI, "Clinton," "we" or "us") and its nominees listed below in connection with our solicitation of written consents (the "Consent Solicitation") from you, holders of shares of Class A common stock, par value $0.10 per share (the "Class A Common Stock"), of The Wet Seal, Inc., a Delaware corporation ("Wet Seal" or the "Company").   This Consent Solicitation is not being made by the Company.

A solicitation of written consents is a process that allows a company's stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders.   Whereas at an annual or special meeting of the Company, the election of directors requires a majority of the votes cast by the stockholders present in person or by proxy and entitled to elect directors and the approval of other matters requires a majority of the votes cast by the stockholders present in person or by proxy (unless a greater vote is required by the Charter, the Bylaws or applicable law), the approval of all matters by written consent of stockholders (including the Proposals) requires the affirmative consent of the holders of record of at least a majority of the outstanding shares of Class A Common Stock of the Company entitled to vote.

We are soliciting written consents from the holders of shares of Class A Common Stock to take the following actions (each, as more fully described in this Consent Statement, a "Proposal" and together, the "Proposals"), in the following order, in lieu of a special meeting of stockholders, in accordance with Delaware law:

Proposal No. 1 -  Repeal any provision of the Amended and Restated By-Laws of the Company (the "Bylaws") in effect immediately prior to the time this proposal becomes effective that was not included in the Bylaws filed by the Company with the Securities and Exchange Commission (the "SEC") as an exhibit to the Company's Current Report on Form 8-K on May 29, 2009, the last date of reported changes to the Bylaws ("Proposal 1").

Proposal No. 2 - Amend Section 3.5 of the Bylaws as set forth on Annex II hereto to provide that vacancies on the Board, and any newly-created directorships resulting from an increase in the number of directors constituting the entire Board of Directors of the Company (the "Board"), may be filled by the affirmative vote of either the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon or the majority of the members of the Board then in office ("Proposal 2").

Proposal No. 3 - Remove, without cause, the following four members of the board of directors of the Company (the "Board") (and any person or persons, other than those elected by this Consent Solicitation, elected, appointed or designated by the Board (or any committee thereof) to fill any vacancy or newly created directorship on or after May 16, 2012 and prior to the time that any of the actions proposed to be taken by this Consent Solicitation become effective): Jonathan Duskin, Sidney M. Horn, Harold D. Kahn and Henry D. Winterstern ("Proposal 3").

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Proposal No. 4 - Elect Raphael Benaroya, Dorrit M. Bern, Lynda J. Davey, Mindy C. Meads and John S. Mills (the "Nominees" and together with Clinton, the "Participants") as directors to fill the resulting vacancies (and the current vacancy) on the Board (or if any Nominee becomes unable or unwilling to serve as a director of Wet Seal or if the size of the Board is increased, in either case prior to the effectiveness of this Proposal, any other person who is not a director, officer, employee or affiliate of Clinton, designated as a Nominee by Clinton) ("Proposal 4").

If successful in our Consent Solicitation, then the Board will be composed of the Nominees and incumbent director Kenneth M. Reiss.  There is no assurance that Mr. Reiss will serve as a director if any of our Nominees are elected to the Board.  You should refer to the proxy statement distributed by Wet Seal in connection with its 2012 annual meeting for the names, background, qualifications and other information concerning Mr. Reiss and the other incumbent directors.

Each Proposal will be effective without further action when we deliver to Wet Seal consents from the holders of a majority of the outstanding shares of the Class A Common Stock in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL").  None of the Proposals will be effective unless the delivery of the written consents complies with Section 228 of the DGCL.  In order for the Proposals to be adopted, Wet Seal must receive the unrevoked written consents signed and dated by the holders of a majority of the outstanding shares of Class A Common Stock as of the close of business on the Record Date, within 60 calendar days of the date of the earliest dated written consent.  For purposes of this Consent Solicitation, pursuant to Section 213 of the DGCL, the "Record Date" shall be deemed to be September [__], 2012 as a result of Clinton's delivery of its signed and dated consent to the Company concurrently with the mailing of this Consent Statement to Wet Seal stockholders on that date.

Clinton and Mr. Benaroya, Ms. Bern, Ms. Davey, Ms. Meads and Mr. Mills are members of a group formed in connection with this Consent Solicitation and are deemed participants in this Consent Solicitation. See the section titled "INFORMATION ON THE PARTICIPANTS" for more information.

This Consent Statement and WHITE consent card are first being sent or given to the stockholders of Wet Seal on or about [______], 2012.

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WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.  Clinton reserves the right to submit to Wet Seal consents at any time following the earliest dated written consent delivered to Wet Seal.  See the section titled "CONSENT PROCEDURE" for additional information regarding such procedures.

As of the date of this filing, Clinton was the beneficial owner of an aggregate of 5,809,800 shares of Class A Common Stock, constituting approximately 6.49% of the currently outstanding shares of Class A Common Stock.  In addition, Mr. Benaroya owns 100,000 shares of Class A Common Stock, or approximately 0.11% of the outstanding Class A Common Stock, and Ms. Bern owns 18,000 shares of Class A Common Stock, or approximately 0.02% of the outstanding Class A Common Stock.  Collectively, the Participants in this Consent Solicitation own 5,927,800 shares of Class A Common Stock, representing approximately 6.62% of the outstanding Class A Common Stock.

As of August 20, 2012, there were 89,584,244 shares of Class A Common Stock outstanding, as reported in the Company's Quarterly Report on Form 10-Q, filed with the SEC on August 24, 2012, each entitled to one consent per share.  The percentages of stock ownership reported herein are based on such 89,584,244 shares of Class A Common Stock outstanding.  The mailing address of the principal executive offices of Wet Seal is 26972 Burbank, Foothill Ranch, CA 92610.

We urge you to vote in favor of the Proposals by signing, dating and returning the enclosed WHITE consent card.  If you take no action, you will in effect be rejecting the Proposals.  The failure to execute and return a consent, "abstentions" and "withheld consents" will have the same effect as a "no" vote.  Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

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IMPORTANT
PLEASE READ THIS CAREFULLY

If your shares of Class A Common Stock are registered in your own name, please submit your consent today by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in "street" name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to consent with respect to the shares of Class A Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute a consent in favor of the Proposals. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Clinton Spotlight Fund, L.P., c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Class A Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only holders of record of shares of Class A Common Stock as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Class A Common Stock after the Record Date.

If you take no action, you will in effect be rejecting the proposals. Abstentions, withheld consents and failures to consent will have the same effect as rejecting the proposals.

If you have any questions regarding your WHITE consent card or need assistance in executing your consent, please contact Okapi Partners LLC at (212) 297-0720 or Toll-Free (877) 259-6290.

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QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

The solicitation is being made by Clinton and the five Nominees.  Founded in 1991, CGI is an SEC Registered Investment Advisor.  CGI serves as the investment advisor to Spotlight Fund, SPOT, Magnolia, CROP and CSO.  Mr. Hall serves as the President of CGI.

As of the date of this filing, Clinton was the beneficial owner of an aggregate of 5,809,800 shares of Class A Common Stock, constituting approximately 6.49% of the currently issued and outstanding shares of Class A Common Stock.  In addition, Mr. Benaroya owns 100,000 shares of Class A Common Stock, or approximately 0.11% of the outstanding Class A Common Stock, and Ms. Bern owns 18,000 shares of Class A Common Stock, or approximately 0.02% of the outstanding Class A Common Stock.  Collectively, the Participants in this Consent Solicitation own 5,927,800 shares of Class A Common Stock, representing approximately 6.62% of the outstanding Class A Common Stock.  For additional information on the Participants, please see the section titled  "INFORMATION ON THE PARTICIPANTS" starting on page 10 of this Consent Statement.

WHAT ARE WE ASKING THAT THE STOCKHOLDERS CONSENT TO?

We are asking you to consent to four corporate actions.  The first Proposal seeks to repeal any provision of the Bylaws in effect immediately prior to the time such Proposal becomes effective that was not included in the Bylaws filed by the Company with the SEC on May 29, 2009.  The second Proposal seeks to amend Section 3.5 of the Company's Bylaws so that any vacancies on the Board and any newly-created directorships may be filled by the affirmative vote of either the holders of a majority of the outstanding stock entitled to vote thereon or the majority of the members of the Board then in office.  The third Proposal seeks to remove four of the five current members of the Board and each member of the Board, if any, appointed to the Board (or any committee thereof) to fill any newly-created directorship since the election of directors at the Company's 2012 annual meeting and immediately prior to the effectiveness of these Proposals.  The fourth Proposal seeks to fill any vacancies on the Board, including those resulting from the third Proposal, with the Nominees.

WHO ARE THE NOMINEES THAT WE ARE PROPOSING TO ELECT TO THE BOARD?

We are asking you to elect each of Raphael Benaroya, Dorrit M. Bern, Lynda J. Davey, Mindy C. Meads and John S. Mills to serve as a director of Wet Seal. They are highly qualified, experienced and well-respected members of the business community who are committed to act in the best interests of Wet Seal and its stockholders. None of these professionals currently has or has ever had any business or financial ties to Clinton or any of its affiliated funds.

For information regarding the Nominees, please see the section titled "PROPOSAL 4 – ELECTION OF DIRECTORS" starting on page 19 of this Consent Statement.

WHY ARE WE SOLICITING YOUR CONSENT?

We are soliciting your consent because we are disappointed with the Company and we believe the current Board has not taken actions to maximize shareholder value.  This solicitation is being undertaken in order to elect the five Nominees to the Board to serve in addition to one incumbent director elected at the Company's 2012 annual meeting of stockholders, Kenneth M. Reiss.

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DO THE ORGANIZATIONAL DOCUMENTS OF THE COMPANY PERMIT STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT?

Yes.  Section 8.2 of the Restated Certificate of Incorporation of the Company (as amended, the "Charter") specifically permits stockholders to take any action required or permitted to be taken at any annual or special meeting if a written consent signed by the holders of Class A Common Stock representing at least a majority of the votes entitled to be cast on the matter is filed in the minute book of the Company.  This is consistent with Section 228 of the DGCL, which expressly provides that a corporation's stockholders are permitted to take action by written consent "[u]nless otherwise provided in the certificate of incorporation" (emphasis added).  Although Section 2.9 of the Bylaws purports to prohibit actions taken by written consent of the Company's stockholders in lieu of a meeting, that provision conflicts with the Charter and established Delaware law and, therefore, is null and void.   The Delaware courts have held that the power of stockholders to act by written consent may be modified or eliminated only by the certificate of incorporated and have accordingly invalidated bylaws that effectively prohibit stockholder action by written consent (see, e.g., Allen v. Prime Computer, Inc., 540 A.2d 417 (Del. 1988)).  Moreover, the Delaware courts have held that where a bylaw conflicts with the certificate of incorporation (as Section 2.9 of the Bylaws directly conflicts with Section 8.2 of the Charter), that bylaw is a nullity (see, e.g., Centaur Partners, IV v. National Intergroup, Inc., 582 A.2d 923, 929 (Del. 1990)).  Accordingly, the Company's Bylaw provision purporting to prohibit stockholder action by written consent is invalid and this Consent Solicitation and the actions contemplated hereby are permitted under Delaware law.

IF THE CONSENT SOLICITATION IS SUCCESSFUL, WILL IT HAVE ANY EFFECT ON THE MATERIAL AGREEMENTS OF THE COMPANY?

Certain material contracts of the Company may be affected if the Consent Solicitation is successful.

Under the Amended and Restated Credit Agreement, dated as of February 3, 2011, among Bank of America, N.A., the Company and the other parties thereto (the "Credit Agreement"), a "Change of Control" of the Company would constitute an event of default under the Credit Agreement. "Change of Control" is defined to include a change in the composition of the Board during any twelve month period whereby the members of the Board at the beginning of such period cease to constitute a majority of the Board at the end of the period for any reason other than death or disability. Based on the Company's Quarterly Report on Form 10-Q filed on August 24, 2012, as of July 28, 2012, approximately $5.3 million was outstanding under the Credit Agreement.  Because the Company has a cash balance in excess of $145 million, the repayment of such amount outstanding under the Credit Agreement, if required, would not materially impact the Company.

The Company's restricted stock award agreements (the "Award Agreements") issued under the Company's 2005 Stock Incentive Plan may also be impacted to the extent such awards conform to the form of restricted stock award agreement filed with the SEC. The form of restricted stock award agreement provides for accelerated vesting in the event of a "Change of Control", which includes a "transaction or event that the Committee in its sole discretion determines to be a Change of Control for purposes of this Agreement." If the Compensation Committee of the Board determines that the change in the composition of the Board constitutes a "Change of Control" under the Award Agreements, then the underlying restricted stock awards would automatically vest in full.

WHO IS ELIGIBLE TO CONSENT TO THE PROPOSALS?

If you are a holder of Class A Common Stock as of the close of business on the Record Date (as defined herein), you have the right to consent to the Proposals. Under Delaware law, the Record Date will be used to determine stockholders entitled to give their written consent to the Proposals pursuant to this Consent Solicitation.

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WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible.  In order for the Proposals to be adopted, Wet Seal must receive unrevoked written consents signed and dated by the holders of a majority of the outstanding shares of Class A Common Stock as of the close of business on the Record Date, within 60 calendar days of the date of the earliest dated written consent.  Effectively, this means that you have until _________ __, 2012 to consent to the Proposals.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares of Class A Common Stock as of the close of business on the Record Date and delivered to the Company in accordance with applicable law. According to the Company's Quarterly Report on Form 10-Q filed with the SEC on August 24, 2012, as of August 20, 2012, there were 89,584,244 shares of the Company's Class A Common Stock outstanding, each entitled to one consent per share. Cumulative voting is not permitted. On that basis, the consent of the holders of at least 44,792,123 shares of Class A Common Stock would be necessary to effect these Proposals.

WHAT SHOULD YOU DO TO CONSENT TO OUR PROPOSALS?

If your shares of Class A Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.  If you hold your shares in "street" name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to provide consent with respect to the shares of Class A Common Stock you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute a consent in favor of the Proposals with respect to the shares you beneficially own through such nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Clinton Spotlight Fund, L.P., c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call Okapi Partners LLC at (212) 297-0720 or Toll-Free (877) 259-6290.

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INFORMATION ON THE PARTICIPANTS

This Consent Solicitation is being made by Spotlight Fund, a Delaware limited partnership; SPOT, a Cayman Islands exempted limited partnership; Magnolia, a Cayman Islands exempted company; CROP, a Delaware limited partnership; CSO, a Cayman Islands exempted company; CGI, a Delaware corporation, which serves as the investment manager to SPOT, Magnolia, CROP and CSO; Mr. Hall, a United States citizen, who serves as President of CGI; and each of the Nominees, Raphael Benaroya, Dorrit M. Bern, Lynda J. Davey, Mindy C. Meads and John S. Mills.

The principal business of Spotlight Fund, SPOT, Magnolia, CROP and CSO is to invest in securities, the principal business of Clinton is to provide investment management services to funds, private individuals and institutions and the principal business of Mr. Hall is to serve as President of Clinton.  The principal business of each Nominee is disclosed in the section titled "PROPOSAL 4 – ELECTION OF DIRECTORS" on page 19.

The principal business address of Clinton is 9 West 57th Street, 26th Floor, New York, New York 10019.  The principal business address of each Nominee is disclosed in the section titled "PROPOSAL 4 – ELECTION OF DIRECTORS" on page 19.

As of the date of this filing, the Participants beneficially own an aggregate of 5,927,800 shares of Class A Common Stock, constituting approximately 6.62% of the shares of Class A Common Stock outstanding, as follows: (i) Spotlight Fund may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of 850 shares of Class A Common Stock, or approximately 0.00% of the outstanding shares of Class A Common Stock, (ii) SPOT may be deemed the beneficial owner of 2,484,484 shares of Class A Common Stock, or approximately 2.77% of the outstanding shares of Class A Common Stock, (iii) Magnolia may be deemed the beneficial owner of 912,464 shares of Class A Common Stock, or approximately 1.02% of the outstanding shares of Class A Common Stock, (iv) CROP may be deemed the beneficial owner of 1,662,002 shares of Class A Common Stock, or approximately 1.86% of the outstanding shares of Class A Common Stock, (v) CSO may be deemed the beneficial owner of 750,000 shares of Class A Common Stock, or approximately 0.84% of the outstanding shares of Class A Common Stock, (vi) CGI may be deemed the beneficial owner of the 5,809,800 shares of Class A Common Stock owned by Spotlight Fund, SPOT, Magnolia, CROP and CSO, or approximately 6.49% of the outstanding shares of Class A Common Stock, (vii) Mr. Hall may be deemed the beneficial owner of the 5,809,800 shares of Class A Common Stock owned by Spotlight Fund, SPOT, Magnolia, CROP and CSO, or approximately 6.49% of the outstanding shares of Class A Common Stock, (viii) Mr. Benaroya may be deemed to be the beneficial owner of 100,000 shares of Class A Common Stock, or approximately 0.11% of the outstanding shares of Class A Common Stock, and (ix) Ms. Bern may be deemed to be the beneficial owner of 18,000 shares of Class A Common Stock, or approximately 0.02% of the outstanding shares of Class A Common Stock.  Other than Mr. Benaroya and Ms. Bern, no Nominee owns any securities of the Company. Please see Annex I for all transactions in the Class A Common Stock effectuated by the Participants during the past two years.

The Participants may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act.  Collectively, the group may be deemed to have voting control over a combined 5,927,800 shares of Class A Common Stock, constituting approximately 6.62% of the outstanding shares of Class A Common Stock.   The aggregate percentages of Class A Common Stock reported herein are based upon the 89,584,244 shares of Class A Common Stock outstanding as of August 20, 2012, as reported in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 24, 2012.

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Except as set forth in this Consent Statement (including the Annexes hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this  Consent Solicitation directly or indirectly beneficially owns any securities of Wet Seal; (iii) no Participant owns any securities of Wet Seal which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of Wet Seal during the past two years; (v) no part of the purchase price or market value of the securities of Wet Seal owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Wet Seal, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of Wet Seal; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Wet Seal; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of Wet Seal's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Wet Seal or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by Wet Seal or its affiliates, or with respect to any future transactions to which Wet Seal or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Consent Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to Wet Seal or any of its subsidiaries or has a material interest adverse to Wet Seal or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

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REASONS FOR OUR SOLICITATION

Owning stock in Wet Seal has been a disappointment for many investors. Our sole objective is to put in place a Board that can execute a strategy that will lead to a turnaround in financial performance and the realization of Wet Seal's potential.  Our Nominees are committed to recruiting a world-class executive management team, adopting and overseeing a business strategy designed to create value for stockholders, optimizing the Company's capital structure and objectively considering all of the strategic alternatives available to the Company in order to maximize stockholder value.  Our Nominees are independent of the Company and of Clinton.

The current Board has overseen declining financial and operational performance, in addition to a stock price that has lagged the Company's peers and competitors. For example:

●	The Company has reported negative same-store sales (a critical measure in the retailing industry) for more than 75% of the last sixty months.

●
The Company has underperformed the NASDAQ Retail Trade Stocks ("Index") in almost every period over the last five years, with the Company's stock down 44% over the period from February 2, 2007 through January 27, 2012, compared with the Index, which was up 28%. (See the Company's 2011 Form 10-K, at page 25.)

●
Over the three years ended with the closing of the market on August 22, 2012 (which was right before we announced our intentions to engage in this Consent Solicitation), the price of the Company's Class A Common Stock has declined 24% compared with an average total return of +30% for the Company's publicly-traded competitors.1  (See the Company's 2011 Form 10-K, at page 11.)

The Company once produced significant operating income, operating cash flow and net income. In recent years, the Company has failed to perform as well even as its competitors grew and succeeded. We believe the Company's poor performance was not inevitable, but rather a direct result of the current Board's failure to attract and retain the right executives and adopt the right strategy and optimize the balance sheet.

In the five years ended at the end of Fiscal Year 2011 (in January 2012), the Company has had a series of senior executives – including three Chief Executive Officers, two Chief Operating Officers, two Chief Financial Officers and three Chief Merchandising Officers for the Wet Seal brand – and many different business strategies. None of several attempts to remake the business has been successful at generating significant stockholder value. In fact, over this period, the Company's Class A Common Stock has declined more than 44%.

In the most recent change in management and strategy, the Board announced it had hired a new Chief Executive Officer, Susan McGalla, in January 2011. In the press release announcing Ms. McGalla's hiring, Harold D. Kahn, the Company's Chairman said that the Board had "conducted an extensive search over the past several months to ensure we identified a CEO for our company who can opportunistically navigate these challenging times and position Wet Seal for future success." (See the Company's Form 8-K filed January 13, 2011.) Approximately 18 months later, the Board terminated Ms. McGalla. The next day, the Class A Common Stock traded at a three-year low. On a conference call with investors after the termination, Mr. Kahn said, "Over the past one and a half years, we pursued a merchandising strategy that narrowed our market to a more edited point of view than in the past…  We were not attracting new customers, while at the same time, we were losing our core customer."

We believe this most recent change in personnel and strategy is but one example of the missteps by the Board. Other recent examples include:

●
The refusal to cure an inefficient balance sheet – one with a cash balance of more than $146 million as of July 28, 2012 – even though the Board has no stated plan or strategy for using that capital in a way that will generate returns for stockholders;

●	The adoption of a poison pill without shareholder consent on August 21, 2012, that effectively precludes a shareholder or shareholder group from owning more than 10% of the Company's stock; and

●
The increase in pay for four of the Company's five directors that was adopted by fiat in August 2012 under the guise of paying directors for the increased duties associated with reviewing the Company's capital structure and strategic alternatives, tasks which we believe are customary for any responsible director and for which the Board was already adequately compensated.

1 Includes Abercrombie & Fitch Co., Aeropostale, Inc., American Eagle Outfitters, bebe stores, inc., The Gap, Inc., Guess?, Inc., Nordstrom, Inc., Pacific Sunwear of California, Inc., Target Corp. and Urban Outfitters, Inc.

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In light of these recent missteps, plus the years of unaddressed underperformance, we believe it is time for the Board to undergo a significant overhaul and for stockholders to bring in new directors that possess significant experience in specialty retailing, women's apparel, executive management and investment banking.

We are not alone in believing the Board needs to be changed in order to preserve and grow shareholder value. An independent research analyst, Jeff Van Sinderen, who has been covering the Company for more than nine years for B. Riley & Co., LLC, and its institutional investor clients recently published a research note in which he opined that he has “little confidence in the current board’s ability to execute/direct a turn around [sic] in the fundamentals of the business” and went on to note:

"We simply do not believe that the current team has the skill set necessary to successfully execute a turnaround/return to fast fashion and that represents the greatest risk to salvaging shareholder value in our view. We feel that this situation calls for a sweeping board change and a swift implementation of a new skilled team. Otherwise, we strongly believe that further and perhaps terminal erosion of shareholder value will occur. … At best, over time, we believe that [the current] team might be able to get the business “less bad”, perhaps reducing cash burn, but that certainly does not equal a sustainable turnaround, which we strongly believe will be elusive without a regime change. …  It is time for shareholders to act swiftly to replace the board and put in a strong leader with a proven skill set in fast fashion, capable of rebuilding the team and executing a turnaround. In our estimation, private market value is considerably higher than the current stock price, but that will not be realized unless there is a relatively quick regime change at WTSLA."2

 If our Consent Solicitation is successful, our Nominees, Raphael Benaroya, Dorrit M. Bern, Lynda J. Davey, Mindy C. Meads and John S. Mills, will constitute the Board of Directors along with incumbent director Kenneth M. Reiss.  Our Nominees are independent of us – none of them has any existing or prior ties, financial or otherwise, to Clinton or any of its affiliated funds.  Please note that we are not nominating any representative of our firm and we do not expect to have any more influence with our Nominees than any other stockholder.

We believe our Nominees will be objective, experienced and thoughtful directors who can help guide the Company to a business plan and help hire an executive management team that will lead to operational and financial success, for the benefit of all shareholders.  Importantly, our Nominees have expertise in the Company's industry, with four of them having served as executive officers of publicly-traded retail apparel companies.  These Nominees would bring decades of combined knowledge from their prior operational roles onto the Board of the Company. Our fifth Nominee brings more than twenty years of experience in helping companies arrange the proper capital structure and execute mergers and acquisitions transactions. Together, the Nominees are an independent group of professionals that are, in our view, well equipped to help the Company realize its full potential.

2 See Jeff Van Sinderen, Research Update on Wet Seal, B. Riley & Co., LLC, August 22, 2012 at 1, 2 and 3.  No permission has been sought from B. Riley & Co., LLC or Mr. Van Sinderen to include his commentary in this Consent Statement.

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BACKGROUND OF THE CONSENT SOLICITATION

We initially invested in Wet Seal because we believed the stock was undervalued and represented a potentially profitable investment opportunity.  We recognized that the Company has been underperforming and mismanaged for years.  But we believed then, and believe now, that significant value can be created for all shareholders through better management and oversight of the Company's strategy, capital structure and operations.

From April to early June 2012, we attempted to contact senior management of the Company to discuss the various aspects of the Company's operations, financial structure and strategy. We were unable to communicate directly with senior management.

On June 15, 2012, we contacted Wet Seal by letter to voice our concern with the underperformance and mismanagement of the Company over the past five years.  We specifically noted the negative trends in the Company's financial performance following Ms. McGalla's initial appointment as Chief Executive Officer, but also noted that the underperformance had predated her appointment and that the Board was ultimately responsible for fixing the Company's problems.  We also voiced our dissatisfaction with our inability to reach Ms. McGalla and being told that she would not be available to talk to us for several months.

Subsequent to our letter, we had several calls with management and members of the Board. During the calls, we reiterated our view that the Company had performed poorly for many years and that the recent change in leadership had not seemingly stemmed that trend. On a June 22, 2012 conference call, Mr. Harold Kahn, the Chairman of the Board, admitted that there had been no signs of improved financial performance. He further stated that to some extent this was the result of "a lot of our own mistakes – some strategic and some tactical – some because of the learning curve of a new CEO and some eagerness to change things too quickly." Mr. Kahn went on to further characterize these "missteps" by saying there were "some amateurish mistakes for sure."

On June 28, 2012, we provided Wet Seal with a presentation summarizing our financial analysis of the Company and what we believe to be viable strategies for improving performance and increasing stockholder value, including a self-tender offer to improve the efficiency of the capital structure. In a conference call with members of the Board on that day, a Board member agreed that the Company had an "imperfect balance sheet."

On July 23, 2012, the Board terminated the employment of the Company's Chief Executive Officer, Ms. McGalla, without naming a permanent replacement. Instead, the Board established an "Office of the Chairman" to lead Wet Seal during its search for a new Chief Executive Officer.  The Office of the Chairman is led by Wet Seal's current non-executive Chairman of the Board, Harold D. Kahn, its current President and Chief Operating Officer, Kenneth D. Seipel, and its current Chief Financial Officer, Steven H. Benrubi.

That same day, we contacted Wet Seal to acknowledge Ms. McGalla's termination as a positive first step – by which we meant that it appeared the Board was finally focused on the years of underperformance – but reaffirmed our dissatisfaction with the performance of the Company and our belief that the Company should consider all of its alternatives, including remaining independent (and hiring a new management team and fixing its balance sheet) and considering a sale of the Company.  We referred the Company to several recent change-in-control transactions among public specialty retailers, each of which garnered a significant premium and value for stockholders of the target company.  We also suggested the Board take steps in the interim to return excess capital to stockholders.

On July 30, 2012, we sent a letter to Wet Seal thanking the Board for meeting with us and reaffirming our belief that the best path forward is for Wet Seal to engage an investment banker to assist in a complete strategic review of the various options and opportunities available to the Company.  We also emphasized that the Company should be more transparent to stockholders with respect to the actions it chooses to take.  Enclosed with our letter was a draft of a press release we indicated we would issue within the next 24 hours if we had not heard from the Company.  In response, the Company filed with the SEC on July 31, 2012 the letter and draft press release, along with the selected, prior private communications from Clinton to the Company.

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     The Company issued a statement on August 2, 2012 noting that revenue for stores open at least one year fell 15.6% in the month of July.  Furthermore, the Company disclosed that total sales for the four weeks ended July 28, 2012 fell 12.9% to $40.4 million.

After the stock market closed on August 21, 2012, the Company publicly released summary information on its financial and operational performance for the period ended July 28, 2012. The Company also announced that it had adopted a so-called stockholder rights agreement, also known as a poison pill, and had materially increased the pay for four of its five directors. The Company's financial results, including its 11.1% comparable store sales decline, decrease in net sales from $148.8 million the prior year to $135.5 million and the generation of an operating loss of $19.5 million, compared with operating income of $3.3 million in the prior year, disappointed us.

On August 22, 2012, the price of Class A Common Stock declined by more than 8%.

After the stock market closed on August 22, 2012, Clinton issued a press release stating its intention to solicit Wet Seal stockholders for their written consent to remove and replace directors on the Board.

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PROPOSAL 1 – REPEAL OF ADDITIONAL BYLAWS OR BYLAW AMENDMENTS

Proposal 1 is to adopt a resolution which would repeal each provision of the Company's Bylaws or amendments of the Bylaws that are in effect immediately prior to the time this Proposal becomes effective that were not included in the Bylaws filed by the Company with the SEC as an exhibit to its Current Report on Form 8-K on May 29, 2011 (the last date of reported changes to the Bylaws).

The following is the text of the proposed resolution:

"RESOLVED, that any provision of the Amended and Restated By-Laws of The Wet Seal, Inc. (the "Company") in effect as of immediately prior to the adoption of this resolution that was not included in the Amended and Restated Bylaws of the Company filed by the Company with the Securities and Exchange Commission on May 29, 2011 (other than any amendment to the Amended and Restated By-Laws of the Company adopted by the stockholders of the Company), be and are hereby repealed."

This Proposal is designed to prevent the current directors of the Company from taking actions to amend the Company's Bylaws to attempt to nullify or delay the actions taken by stockholders under these Proposals or otherwise frustrate the will of stockholders.  Based on publicly available information, the most recent version of the Company's Bylaws was adopted on May 29, 2011, and no amendments after that date have been publicly disclosed.

If the Board does not effect any change to the version of the Bylaws filed with the SEC as an exhibit to its Current Report on Form 8-K on May 29, 2011, this Proposal will have no effect.  If, however, the incumbent Board has made changes since that date, this Proposal will restore the Bylaws to the version that was made publicly available in such filing with the SEC on May 29, 2011.  We are not currently aware of any specific provisions of the Bylaws that would be repealed by the adoption of this Proposal.

WE URGE YOU TO CONSENT TO PROPOSAL 1.

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PROPOSAL 2 – AMENDMENT TO BYLAWS REGARDING VACANCIES
AND NEWLY-CREATED DIRECTORSHIPS

Section 3.5 of the Bylaws currently provides that vacancies for any reason and newly-created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office even though less than a quorum of the Board.  Although we believe stockholders would also be permitted to fill vacancies pursuant to Delaware law, we are amending the Bylaws in order to remove all doubt.  This Proposal provides for the amendment of Section 3.5 of the Bylaws to permit vacancies and newly-created directorships created as a result of stockholder action to be filled by the affirmative vote of either the holders of a majority of the outstanding stock entitled to vote thereon or the majority of the members of the Board then in office.  This Proposal is intended to ensure that the stockholders have the ability to elect the Nominees to the Board to fill vacancies, including any vacancies resulting from Proposal 3 below. This Proposal is also intended to give stockholders of the Company greater authority to elect directors of the Company who will be accountable to the stockholders.

The text of the proposed Bylaw amendment and adopting resolution is set forth in Annex II to this Consent Statement.

WE URGE YOU TO CONSENT TO PROPOSAL 2.

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PROPOSAL 3 – REMOVAL OF DIRECTORS

Stockholders are being asked to approve this Proposal to remove, without cause, the following four members of the Board (and any person or persons, other than those elected by this Consent Solicitation, elected or appointed to the Board since the election of directors at the Company's 2012 annual meeting and immediately prior to the effectiveness of Proposal 4): Jonathan Duskin, Sidney M. Horn, Harold D. Kahn and Henry D. Winterstern.  This is intended to remove all incumbent directors other than Kenneth M. Reiss and address the possibility that the current directors might attempt to add directors to the Board, including but not limited to filling the vacancy resulting from the resignation of Ms. McGalla prior to the effectiveness of the Proposals.

Section 141(k) of the DGCL provides that any director or the entire board of directors of a corporation may be removed, with or without cause, by holders of a majority of the outstanding shares entitled to vote at an election of directors (the same voting requirement as is necessary for stockholders to effect such action by written consent), except in certain cases involving corporations with classified boards or cumulative voting for directors.  Because the Board is not classified and the Company does not have cumulative voting for directors, stockholders may remove members of the Board, without cause, pursuant to this Consent Solicitation.

WE URGE YOU TO CONSENT TO PROPOSAL 3.

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PROPOSAL 4 – ELECTION OF DIRECTORS

According to the Company's filings with the SEC, the Board is currently composed of five directors and has one vacancy resulting from the resignation of Ms. McGalla, effective July 25, 2012. Assuming the adoption of Proposal 3, four of the five current members of the Board, along with any directors appointed to the Board since the election of directors at the 2012 annual meeting and immediately prior to the effectiveness of this Proposal 4, will be removed.  For the reasons stated above, we are seeking your consent to elect the five Nominees, Raphael Benaroya, Dorrit M. Bern, Lynda J. Davey, Mindy C. Meads and John S. Mills, to fill the one existing vacancy and all vacancies on the Board resulting from the approval of Proposal 3.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships
Raphael Benaroya One Meadowlands Plaza, 8th Floor East Rutherford, NJ 07073	64

Mr. Benaroya is currently the Executive Chairman of Kid Brands, Inc., a children's retail company focusing on a variety of product lines, where he has served since 1993.  He also serves as a member of the board of directors of Aveta, Inc., a provider of managed healthcare services, since 2011. He has also been a managing partner of Biltmore Capital, LLC, an investment firm specializing in non-performing debt, since 2008 and a managing partner at American Licensing Group, L.P., a marketing firm specializing in licensing and product extension of consumer goods brands since 2005.  From 2008 to 2010, he served as a business advisor to D.E. Shaw Co., a private investment fund, and, from 2008 to 2009, he oversaw private equity investments for FAO Schwartz, a toy retailer. Mr. Benaroya founded the United Retail Group, Inc., a multi-channel fashion retailer of women's apparel and accessories, in 1987. He served as a Chairman, CEO and President of the United Retail Group, growing it to 550 stores in malls and shopping centers in 36 states, until it was sold in 2007 to PPR, a French conglomerate owning Gucci, YSL and Botega. From 1984 to 1989, he was President and CEO of the Sizes Unlimited and Lerner Woman Divisions of The Limited, another retailer of women's apparel and accessories. Prior to The Limited, Mr. Benaroya held executive positions with General Mills ("GMI") at its Minneapolis headquarters, after which he joined the management group of GMI's IZOD Lacoste division that led its explosive growth in the 1980s.

Mr. Benaroya's qualifications as a director include his expertise as an executive in a variety of retail industries, including in women's apparel retailing, and his experience serving as a member of several public company boards of directors.

Dorrit M. Bern 1069 Bald Eagle, Marco Island, FL 34145	62
Ms. Bern is the former Chairman of the Board, Chief Executive Officer and President of Charming Shoppes Inc., a specialty retailer specializing in women's plus-size fashion, where she served from 1995 to 2008. Ms. Bern formulated a new business strategy to save Charming Shoppes from bankruptcy and grew the corporation from a $1 billion single-channel, bricks-and-mortar retailer, to a $3 billion multi-channel corporation with e-commerce and catalog direct marketing.  Prior to that time, Ms. Bern was Group Vice-President of women's apparel and home fashions for Sears, Roebuck and Co., a department store retailer, where she was the first female officer in Sears's history and authored "The Softer Side of Sears" initiative. Ms. Bern served on the board of directors of Southern Company, one of the largest generators of electricity in the United States, from 1999 to 2008 as Chairperson of the Finance Committee and a member of the Audit Committee.  She also served on the board of directors of the Brunswick Corporation, a market leader in the marine, fitness and bowling and billiards industries, from 2000 to 2005 as a member of the Audit and Compensation Committees, and on the board of directors of OfficeMax Inc., an office supply retailer, from 2006 to 2010 on the Audit and Executive Compensation Committees. More recently, from 2009 until April 2012, Ms. Bern was a trustee for Pennsylvania Real Estate Investment Trust, a REIT specializing in shopping malls and power centers in the eastern United States. In addition, Ms. Bern was a member of the advisory board for U.S. Foodservice, a division of Ahold Inc., an international supermarket operator, and a board member of the National Retail Federation from 1996 to 2008. She was the Edward V. Fritsky Chair in Leadership at the University of Washington from 2009 to 2010, and currently serves on their Foster Business School board. Ms. Bern is currently a member of The Committee of 200, America's Women Business Leaders, and a member of the board of directors of the Jay H. Baker Retailing Center at the Wharton Business School at the University of Pennsylvania, where she is also an instructor in Continuing Board Education.

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Ms. Bern's qualifications as a director include her expertise as an executive in the women's apparel retail industry and her experience serving as a member of several public company boards of directors and instructing others on board operations and duties.

Lynda J. Davey c/o Avalon Group, LTD, 19 W. 44th Street, New York, NY 10036	58
Ms. Davey has served as Chairman and Chief Executive Officer of Avalon Group Ltd, a boutique investment bank, and Avalon Securities Ltd, one of the few woman-owned FINRA and SEC-registered broker-dealers, since she co-founded the companies in 1992. She has broad expertise working with consumer product and retail companies, helping to strategically position them for success by focusing on balanced capitalization, developing strategic growth plans and optimally structuring transactions. Prior to Avalon, Ms. Davey was President of Tribeca Corp., a merchant bank with large equity investments in public consumer companies and private buyouts, and worked at Salomon Brothers Inc., an investment bank, on public offerings, divestitures, acquisitions and private placements for clients in a variety of industries. Ms. Davey currently serves on the board and chairs the Audit Committee of the Girl Scouts Council of Greater New York and is a Manager of Verite Capital Partners, LLC, a private investment fund.  From 1998 to 2011, she served on the Advisory Council of Wells Fargo's Capital Finance Group and its predecessor entity, the Paragon Capital Retail Group. She has previously served as a board member and Chairman of the Audit Committee for ICTS International, an Amsterdam-based public securities firm, a board member of Tuffy Associates Corp., a private auto service franchiser, a board member of Jane Cosmetics, a private cosmetics company, and a board member of Textus Industries, Inc., a private textile company.  In addition, Ms. Davey was a founding member of the Advisory Board of the Fashion Institute of Technology's Center for Design Innovation.

Ms. Davey's qualifications as a director include her knowledge of consumer product and retail companies, her experience as an executive and her expertise in investment banking and corporate transactions.

Mindy C. Meads 27 Homesdale Rd. Bronxville, NY 10708	60
From 2007 to 2010, Ms. Meads was President and Co-Chief Executive Officer of Aeropostale, Inc., where she reinvigorated the merchandise assortment, strengthened the fashion value equation and led the development and successful launch of "P.S.," Aeropostale's Kids Division. Under her leadership, Aeropostale became the fastest growing apparel company in the United States, recognized in 2010 as one of The Fortune 100 Fastest Growing Companies and expanding to more than 920 stores in 49 states, Puerto Rico and Canada. During her time at Aeropostale, Ms. Meads drove a 50% increase in overall sales, including a 22% CAGR in e-commerce sales, and the achievement of a double digit operating margin, leading to an increase of more than 350% in net earnings per diluted share. A seasoned operating and merchandising executive, Ms. Meads served as Chief Executive Officer of Lands' End, the apparel retailer that is now a division of Sears Holding Corporation, where she successfully built the organization's global brand around quality, value and service from 2003 to 2005. During her tenure, revenues grew from $650 million to $2 billion resulting in a significant increase in EBITDA. The company expanded into Germany, Japan and the UK and became the #1 internet retail apparel site in the United States. Prior to that time, Ms. Meads held a variety of executive merchandising and operating positions at Lands' End, Sears, Gymboree, The Limited and R.H. Macy's, all nationwide retailers. She is a former director of the Federal Reserve Board for the 7th District (Chicago) and currently serves on the board of directors of Mela Sciences, Inc, a publicly held biotech company, and is a member of The Committee of 200, America's Women Business Leaders.  In addition, she has served as a trustee of The Master School, a private high school in New York, since October 2010.

Ms. Meads's qualifications as a director include her expertise as a merchandising and operating executive in the apparel retail industry and her board experience.

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John S. Mills 459 Sterling Place Ridgewood, NJ 07450	65
Mr. Mills has been President of SDE, a consulting firm that specializes in the retail sector, store operations and growth strategies, since 2006. From 2004 to 2006, he served as Chairman of the Board of G and G Stores Inc., a specialty retailer focused on teenage women. From 2000 to 2004, Mr. Mills served as the President and Chief Operating Officer of Aeropostale Inc., an apparel and accessories retailer, where he was responsible for growing the company's footprint to over 500 stores. He also served on the board of directors of Aeropostale from 1998 until 2004 and as Executive Vice President -- Director of Operations from 1998 to 2000. From 1994 to 1998, he held several executive positions in operations for Federated Specialty Stores, the specialty retail division of Federated Department Stores Inc., the parent company of several large department store chains. Prior to joining the specialty store division of R.H. Macy & Co. Inc. in 1988 as Vice President of Operations, Mr. Mills held various executive positions with the company's Bamberger's division, Abraham & Strauss and M. Fortunoff's. Mr. Mills has served as a private advisor to Cerberus Capital and Rosewood Capital and currently serves on the boards of directors of Marc Ecko Enterprises, a global fashion and lifestyle company, and VILLA, Inc., an apparel and footwear retailer.

Mr. Mills's qualifications as a director include his expertise as an executive in the  apparel retail industry, his advisory practice and his experience as a member of the board of directors for several private companies.

None of the organizations or corporations referenced in this section, "PROPOSAL 4 – ELECTION OF DIRECTORS," is a parent, subsidiary or other affiliate of Wet Seal.  If elected, each of the Nominees will be considered an independent director of Wet Seal under the Company's Corporate Governance Guidelines, under applicable NASDAQ rules and under Item 407(a) of Regulation S-K.

Each of Mr. Benaroya, Ms. Bern, Ms. Davey, Ms. Meads and Mr. Mills has entered into a nominee agreement pursuant to which CGI has agreed to pay the costs of soliciting consents, and to defend and indemnify each against, and with respect to, any losses that may be incurred by any of them in the event any of them becomes a party to litigation based on his or her respective nomination as a candidate for election to the Board and the solicitation of consents in support of his or her election.  None of Mr. Benaroya, Ms. Bern, Ms. Davey, Ms. Meads and Mr. Mills receive any compensation under the nominee agreements and no Nominee will receive any compensation from Clinton or its affiliates for his or her services as director of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company's then-established practices for services of non-employee directors.

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None of the Nominees, other than Mr. Benaroya and Ms. Bern, own any securities of Wet Seal.  However, each of the Nominees, as members of a "group" for the purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to beneficially own the 5,927,800 shares of Class A Common Stock owned in the aggregate by the Participants, including the 5,809,800 shares of Class A Common Stock beneficially owned by Clinton, the 100,000 shares of Class A Common Stock beneficially owned by Mr. Benaroya and the 18,000 shares of Class A Common Stock beneficially owned by Ms. Bern.  Each of the Nominees disclaims beneficial ownership of such shares of Class A Common Stock not directly owned by him or her, except to the extent of his or her ultimate pecuniary interest therein, if any.  For information regarding transactions during the past two years by the Participants in Wet Seal securities, see Annex I.

Each of the Nominees has consented to being named as a nominee in this proxy statement and has confirmed his or her willingness to serve on the Board if elected.  Clinton does not expect that any of the Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Nominees should occur unexpectedly, the shares of Class A Common Stock represented by the WHITE proxy card will be voted for a substitute candidate selected by Clinton.  If Clinton determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this Consent Statement or for any other reason, Clinton will supplement this Consent Statement.

If none of the existing members of the Board are removed pursuant to Proposal 3, there will be no vacancies to fill, other than the vacancy resulting from the resignation of Ms. Susan McGalla, and only that Nominee receiving the greatest number of consents in favor of his or her election will be elected pursuant to this Proposal 4.

A stockholder may consent to the election of less than all of the Nominees by designating the names of one or more Nominees who are not to be elected.

WE URGE YOU TO CONSENT TO PROPOSAL 4.

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CONSENT PROCEDURES

Section 228 of the DGCL states that, unless the certificate of incorporation of a Delaware corporation otherwise provides, any action required to be taken at any annual or special meeting of stockholders of that corporation, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  Consents must also bear the date of the signature of the stockholder who signs the written consent.

Consistent with Section 228 of the DGCL, Section 8.2 of the Charter specifically permits stockholders to take any action required or permitted to be taken at any annual or special meeting if a written consent signed by the holders of Class A Common Stock representing at least a majority of the votes entitled to be cast on the matter is filed in the minute book of the Company, which is consistent with the DGCL.  Each Proposal will become effective only if properly executed and dated consents to that Proposal are returned by holders of at least a majority of the outstanding shares of Class A Common Stock as of the Record Date in accordance with Section 228 of the DGCL. The failure to properly execute and return a consent will have the same effect as voting against the Proposals.  According to the Company's Quarterly Report on Form 10-Q filed with the SEC on August 24, 2012, as of August 20, 2012, there were 89,584,244 shares of the Company's Class A Common Stock outstanding, each entitled to one consent per share. Assuming that the number of issued and outstanding shares of Class A Common Stock remains 89,584,244 on the Record Date, it is anticipated that each Proposal will become effective upon properly completed and duly delivered unrevoked written consents representing at least 44,792,123 shares of Class A Common Stock.

A stockholder may consent to the election of less than all of the Nominees by designating the names of one or more Nominees who are not to be elected.

Section 213(b) of the DGCL provides that the record date for determining the stockholders of a Delaware corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the corporation's board of directors is required and the board has not fixed a record date, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  For purposes of this Consent Solicitation, pursuant to Section 213 of the DGCL, the "Record Date" shall be deemed to be September [__], 2012 as a result of Clinton's delivery of its signed and dated consent to the Company concurrently with the mailing of this Consent Statement to Wet Seal stockholders on that date.

If your shares of Class A Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in "street" name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to provide consent with respect to the shares of Class A Common Stock you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Clinton Spotlight Fund, L.P., c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

23

Execution and delivery of a consent by a record holder of shares of Class A Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.  Only holders of record of shares of Class A Common Stock as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Class A Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, WITHHELD CONSENTS AND FAILURES TO CONSENT WILL HAVE THE SAME EFFECT AS REJECTING THE PROPOSALS.

If you have any questions regarding your WHITE consent card or need assistance in executing your consent, please contact Okapi Partners LLC at (212) 297-0720 or Toll-Free (877) 259-6290.

If any of the Proposals become effective as a result of this Consent Solicitation, prompt notice will be given under Section 228(e) of the DGCL to stockholders who have not consented in writing to the Proposals and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company in accordance with Section 228 of the DGCL. We will bear the costs of this Consent Solicitation and, if successful, we may seek reimbursement of these costs from the Company. The Board, which will include our Nominees, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders.  Costs related to the solicitation of consents include expenditures for attorneys, advisors, printing, advertising, postage and related expenses and fees.

The consents are being solicited in accordance with the applicable provisions of the DGCL. Holders of record of the shares of Class A Common Stock as of the close of business on the Record Date are entitled to consent to our Proposals. To be effective, the requisite consents must be delivered to the Company within 60 days of the earliest dated consent delivered to the Company. An executed consent card may be revoked at any time by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Company or to Clinton Spotlight Fund, L.P., c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to Clinton Spotlight Fund, L.P. at the address set forth above, so that we will be aware of all revocations and can more accurately determine if and when consents to the Proposals have been received from the holders of record of a majority of the shares of Class A Common Stock outstanding on the Record Date.

24

APPRAISAL/DISSENTER RIGHTS

Stockholders are not entitled to appraisal or dissenters' rights under Delaware law in connection with the Proposals or this Consent Statement.

PROCEDURAL INSTRUCTIONS

You may consent to any of the proposals on the enclosed WHITE consent card by marking the "CONSENT" box and signing, dating and returning the WHITE consent card in the envelope provided. You may also withhold your consent with respect to any of the proposals on the enclosed WHITE consent card by marking the "WITHHOLD CONSENT" box, and signing, dating and returning the WHITE consent card in the envelope provided. You may abstain from consenting to any of the proposals on the enclosed WHITE consent card by marking the "ABSTAIN" box and signing, dating and returning the WHITE consent card in the envelope provided.

If you sign, date and return the WHITE consent card, but give no direction with respect to one or more of the proposals, you will be deemed to have consented to such proposal or proposals.

Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

25

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this Consent Solicitation is being made by Clinton and the Nominees. Consents may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Clinton will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Clinton has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Class A Common Stock they hold of record. Clinton will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The entire expense of soliciting proxies is being borne by Clinton. Costs of this solicitation are currently estimated to be approximately $500,000. Clinton estimates that through the date hereof its expenses in connection with this solicitation are approximately $75,000.

Clinton has retained Okapi Partners LLC ("Okapi Partners") to provide solicitation and advisory services in connection with this solicitation. Okapi Partners will receive a fee not to exceed $300,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified by CGI against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  It is anticipated that Okapi Partners will employ approximately 11 persons to solicit Wet Seal's stockholders as part of this solicitation.  Okapi Partners does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this Consent Solicitation.

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Class A Common Stock as of the close of business on the Record Date for this Consent Solicitation, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the "CONSENT," "WITHHOLD CONSENT" or "ABSTAIN" box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED "CONSENT," "WITHHOLD CONSENT" OR "ABSTAIN" FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE APPLICABLE SPACE PROVIDED IN ACCORDANCE WITH THE INSTRUCTION TO PROPOSAL 4 ON THE CONSENT CARD.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS REJECTING THE PROPOSALS.

If your shares are held in the name of a bank, broker firm, dealer, trust company or other nominee, only it can execute a consent with respect to those shares of Class A Common Stock and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Clinton Spotlight Fund, L.P., c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

26

If you have any questions or require any assistance in executing your consent, please contact Okapi Partners LLC at (212) 297-0720 or Toll-Free (877) 259-6290.

Information Concerning Wet Seal

Clinton has omitted from this consent statement certain disclosure required by applicable law to be included in the Company's proxy statement.  Such disclosure includes, among other things, information regarding securities of the Company beneficially owned by the Company's directors, nominees and management; certain stockholders' beneficial ownership of more than 5% of the Company's voting securities; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2013 Annual Meeting and for consideration for inclusion in the proxy materials for that meeting.  Please refer to the Company's proxy statement filed with the SEC on April 6, 2012 in connection with its 2012 annual meeting of stockholders, as amended, for such information.  Clinton takes no responsibility for the accuracy or completeness of information contained in the Company's proxy statement. Except as otherwise noted herein, the information in this proxy statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.  Although Clinton does not have any knowledge indicating that any statement contained herein is untrue, we do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of Clinton, or for any failure of the Company to disclose events that may affect the significance or accuracy of such information.

Conclusion

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today.

Thank you for your support,

CLINTON SPOTLIGHT FUND, L.P.
CLINTON SPOTLIGHT MASTER FUND, L.P.
CLINTON MAGNOLIA MASTER FUND, LTD.
CLINTON RETAIL OPPORTUNITY PARTNERSHIP, L.P.
CLINTON SPECIAL OPPORTUNITIES MASTER FUND, LTD.
CLINTON GROUP, INC.
GEORGE E. HALL
RAPHAEL BENAROYA
DORRIT M. BERN
LYNDA J. DAVEY
MINDY C. MEADS
JOHN S. MILLS

[_________], 2012

27

ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF THE WET SEAL, INC. DURING THE PAST TWO YEARS

This Annex I sets forth information with respect to each purchase and sale of shares of Class A Common Stock that were effectuated by a Participant, or affiliates of a Participant, during the past two years.  As of the date of this Consent Statement, Spotlight Fund, SPOT, Magnolia, CROP, CSO, Mr. Benaroya and Ms. Bern are the only Participants and the only entities or individuals referenced in this Annex I that directly own Class A Common Stock.  Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

Clinton Spotlight Fund, L.P.

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
4/13/2012	850	3.2

Clinton Spotlight Master Fund, L.P.

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
4/3/2012	30,000	3.5827
4/13/2012	(850)	3.2
4/24/2012	33,900	3.2214
4/24/2012	4,300	3.25
4/25/2012	17,121	3.251
4/27/2012	30,000	3.3638
4/30/2012	2,500	3.3096
4/30/2012	14,750	3.31
5/1/2012	35,000	3.4099
5/2/2012	75,000	3.3631
5/3/2012	41,000	3.2622
5/3/2012	9,000	3.2321
5/4/2012	5,000	3.2193
5/4/2012	5,000	3.2189
5/9/2012	40,000	3.0451
5/10/2012	10,000	3.0624
5/15/2012	50,000	3.1523
5/18/2012	280,571	2.93
5/18/2012	15,000	2.9781
6/1/2012	12,500	2.7876
6/1/2012	2,550	2.7439

6/1/2012	2,450	2.7321
6/6/2012	75,720	2.884
6/6/2012	6,840	2.91
6/6/2012	60,000	2.8588
6/7/2012	31,625	2.9426
6/8/2012	150,120	3.0355
6/11/2012	23,520	2.9841
6/11/2012	174,000	2.9651
6/12/2012	109,440	3.0192
6/14/2012	30,000	2.9986
6/14/2012	6,840	3.0289
6/14/2012	158,160	3.0564
6/15/2012	57,780	3.1305
6/18/2012	18,000	3.1274
6/19/2012	37,200	3.1982
6/19/2012	27,000	3.1871
6/21/2012	59,775	3.1346
6/22/2012	116,280	3.1442
6/25/2012	67,000	3.0661
6/26/2012	3,300	3.0647
6/26/2012	22,125	3.0569
6/27/2012	60,000	3.0887
6/28/2012	29,997	3.0093
6/28/2012	11,880	3.0412
6/29/2012	60,000	3.1127
7/2/2012	17,100	3.1733
7/9/2012	110,000	3.2626
7/18/2012	8,200	3.0799
7/18/2012	4,300	3.08
7/23/2012	35,000	2.5475
7/23/2012	40,000	2.5443
7/25/2012	15,700	2.6881
7/25/2012	19,300	2.6988
8/8/2012	12,500	2.9278
8/9/2012	15,000	3.0554
8/9/2012	30,000	3.051
8/9/2012	(7,500)	3.05
8/9/2012	3,240	3.049
8/9/2012	7,500	3.049
8/17/2012	12,750	3.1013
8/22/2012	25,000	2.7117
8/22/2012	13,000	2.6846
8/22/2012	12,000	2.8082

Clinton Magnolia Master Fund, Ltd.

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
1/6/2010	398	3.213518
1/22/2010	(473)	3.6
1/22/2010	(110)	3.606455
2/5/2010	110	3.684182
3/9/2010	(244)	4.384385
3/23/2010	203	4.645714
3/26/2010	41	4.75
3/26/2010	198	4.75
3/29/2010	(198)	4.807172
3/29/2010	(69)	4.802029
4/6/2010	69	4.94
4/6/2010	342	4.957544
4/19/2010	(233)	5.004807
4/26/2010	(109)	5.086422
7/8/2010	(62)	3.38
7/13/2010	(161)	3.56323
7/14/2010	(88)	3.558295
7/22/2010	311	3.495659
7/27/2010	(58)	3.54
7/29/2010	58	3.297241
11/23/2010	119	3.33
11/24/2010	308	3.29
11/30/2010	181	3.27
12/1/2010	(171)	3.331871
12/2/2010	(120)	3.45
12/3/2010	(151)	3.611589
12/7/2010	(73)	3.653699
12/8/2010	(67)	3.562239
12/9/2010	(26)	3.71
10/20/2011	(29)	4.13
10/25/2011	(28)	4.47
10/25/2011	(24)	4.56
10/26/2011	18	4.31
10/26/2011	23	4.41
10/31/2011	21	4.32
11/1/2011	(17)	4.14
11/3/2011	36	3.56
11/3/2011	8	3.56

11/4/2011	(8)	3.39
4/23/2012	1,700	3.2594
4/25/2012	17,121	3.251
4/26/2012	34,500	3.2637
4/27/2012	30,000	3.3638
4/30/2012	2,500	3.3096
4/30/2012	14,750	3.31
5/1/2012	35,000	3.4099
5/2/2012	75,000	3.3631
5/3/2012	41,000	3.2622
5/3/2012	9,000	3.2321
5/4/2012	5,000	3.2193
5/4/2012	5,000	3.2189
5/10/2012	10,000	3.0624
5/18/2012	(280,571)	2.93
6/21/2012	59,775	3.1346
6/25/2012	66,000	3.0661
6/26/2012	3,300	3.0647
6/26/2012	21,472	3.0569
6/28/2012	30,906	3.0093
6/28/2012	12,240	3.0412
7/9/2012	20,000	3.2626
7/18/2012	820	3.0799
7/18/2012	1,720	3.08
7/23/2012	14,000	2.5475
7/23/2012	8,000	2.5443
7/25/2012	3,140	2.6881
7/25/2012	3,860	2.6988
7/26/2012	100,000	2.73
7/26/2012	175,000	2.7403
7/26/2012	108,281	2.7298
7/26/2012	(108,281)	2.7052
7/26/2012	(41,719)	2.7052
7/27/2012	13,500	2.71
8/8/2012	2,500	2.9278
8/9/2012	25,000	3.0554
8/9/2012	50,000	3.051
8/9/2012	(12,500)	3.05
8/9/2012	12,500	3.049
8/9/2012	5,400	3.049
8/17/2012	2,550	3.1013
8/22/2012	250,000	2.7117
8/22/2012	130,000	2.6846
8/22/2012	120,000	2.8082
8/23/2012	35,000	2.8549
8/27/2012	25,000	2.8158
8/27/2012	25,000	2.82
8/28/2012	(250,000)	2.75

Clinton Retail Opportunity Partnership, L.P.

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
5/24/2012	50,000	2.8315
5/25/2012	35,000	2.8368
6/1/2012	12,500	2.7876
6/1/2012	2,550	2.7439
6/1/2012	2,450	2.7321
6/6/2012	50,480	2.884
6/6/2012	4,560	2.91
6/6/2012	40,000	2.8588
6/7/2012	21,083	2.9426
6/8/2012	100,080	3.0355
6/11/2012	15,680	2.9841
6/11/2012	116,000	2.9651
6/12/2012	72,960	3.0192
6/14/2012	20,000	2.9986
6/14/2012	4,560	3.0289
6/14/2012	105,440	3.0564
6/15/2012	38,520	3.1305
6/18/2012	12,000	3.1274
6/19/2012	24,800	3.1982
6/19/2012	18,000	3.1871
6/20/2012	79,800	3.1971
6/21/2012	119,550	3.1346
6/22/2012	77,520	3.1442
6/25/2012	67,000	3.0661
6/26/2012	3,400	3.0647
6/26/2012	21,472	3.0569
6/27/2012	40,000	3.0887
6/28/2012	29,997	3.0093
6/28/2012	11,880	3.0412
6/29/2012	40,000	3.1127
7/2/2012	11,400	3.1733
7/9/2012	70,000	3.2626

7/18/2012	7,380	3.0799
7/18/2012	2,580	3.08
7/23/2012	21,000	2.5475
7/23/2012	32,000	2.5443
7/25/2012	12,560	2.6881
7/25/2012	15,440	2.6988
8/8/2012	10,000	2.9278
8/9/2012	10,000	3.0554
8/9/2012	20,000	3.051
8/9/2012	(5,000)	3.05
8/9/2012	5,000	3.049
8/9/2012	2,160	3.049
8/17/2012	10,200	3.1013
8/22/2012	75,000	2.7117
8/22/2012	39,000	2.6846
8/22/2012	36,000	2.8082
8/27/2012	25,000	2.8158
8/27/2012	25,000	2.82

Clinton Special Opportunities Master Fund, Ltd.

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
7/8/2010	(62)	3.38
7/13/2010	(98)	3.563673
7/15/2010	(124)	3.4675
7/21/2010	74	3.456486
7/22/2010	210	3.495714
7/27/2010	(41)	3.54
7/29/2010	41	3.296829
7/29/2010	7	3.3
8/3/2010	(173)	3.354971
8/3/2010	(7)	3.35
8/4/2010	173	3.33
9/21/2010	(74)	3.380946
9/27/2010	74	3.404054
9/27/2010	14	3.42
10/11/2010	125	3.629
10/13/2010	(107)	3.740841
10/14/2010	(32)	3.63625
10/14/2010	(65)	3.630769
10/18/2010	(98)	3.634286
10/26/2010	128	3.576328
11/4/2010	27	3.398333

11/5/2010	181	3.430939
11/5/2010	8	3.42
11/5/2010	157	3.483376
11/8/2010	123	3.55
11/12/2010	(76)	3.223158
11/16/2010	119	3.171345
11/17/2010	184	3.250435
11/22/2010	(124)	3.26
11/23/2010	(295)	3.311729
12/2/2010	(121)	3.45
12/3/2010	(69)	3.611594
12/7/2010	(21)	3.653333
12/8/2010	(46)	3.562174
12/9/2010	(12)	3.71
8/2/2011	(41)	4.6
8/4/2011	(34)	4.65
8/4/2011	(11)	4.66
8/4/2011	86	4.6
8/22/2012	150,000	2.7117
8/22/2012	78,000	2.6846
8/22/2012	72,000	2.8082
8/28/2012	250,000	2.75
8/28/2012	150,000	2.7733
8/29/2012	50,000	2.8249

Clinton Equity Strategies Master Fund, Ltd.

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
1/6/2010	1,602	3.213496
1/11/2010	1,300	3.546154
1/14/2010	(700)	3.644286
1/19/2010	(1,800)	3.512222
1/21/2010	(300)	3.673333
1/22/2010	(1,227)	3.6
1/22/2010	(1,890)	3.606503
1/27/2010	700	3.47
2/2/2010	700	3.42
2/4/2010	(600)	3.73
2/5/2010	1,090	3.684165
2/5/2010	(400)	3.65
2/9/2010	400	3.69
2/9/2010	700	3.771429
2/16/2010	(700)	3.681429

2/16/2010	(1,000)	3.702
2/17/2010	(400)	3.75
2/25/2010	300	3.91
3/1/2010	700	4.102857
3/2/2010	500	4.122
3/2/2010	400	4.13
3/5/2010	700	4.372857
3/8/2010	(1,200)	4.39
3/8/2010	(2,800)	4.402143
3/9/2010	(1,856)	4.384273
3/11/2010	300	4.506667
3/12/2010	1,000	4.524
3/22/2010	1,500	4.535333
3/23/2010	1,497	4.645905
3/24/2010	359	4.55
3/24/2010	1,341	4.573863
3/26/2010	1,261	4.75
3/26/2010	(700)	4.78
3/29/2010	(1,902)	4.80714
3/29/2010	(931)	4.801998
3/30/2010	500	4.818
3/31/2010	(1,900)	4.796842
4/5/2010	2,331	4.83142
4/5/2010	169	4.84
4/6/2010	5,189	4.954261
4/9/2010	(200)	4.92
4/12/2010	(2,200)	4.839091
4/13/2010	(800)	4.785
4/19/2010	(1,867)	5.004756
4/21/2010	277	5.01
4/26/2010	(568)	5.086127
4/26/2010	(100)	5.1
4/27/2010	(300)	5
4/28/2010	(1,000)	4.897
4/29/2010	500	4.84
5/3/2010	(300)	4.81
5/11/2010	1,200	4.5425
5/11/2010	4,700	4.573191
5/12/2010	300	4.63
5/13/2010	(5,000)	4.562046
5/13/2010	(800)	4.510088
5/14/2010	(1,500)	4.374667
5/20/2010	2,300	4.135652

5/20/2010	1,600	4.138125
5/21/2010	(300)	4.03
5/25/2010	1,000	4.07591
5/27/2010	(900)	4.022222
6/15/2010	(1,100)	3.921818
6/16/2010	(400)	3.985
6/16/2010	(300)	4
6/18/2010	(300)	3.79
6/21/2010	(300)	3.87
6/28/2010	600	3.895
6/29/2010	100	3.68
6/30/2010	100	3.71
6/30/2010	(200)	3.74
7/6/2010	(600)	3.54
7/6/2010	100	3.5
7/7/2010	300	3.5
7/8/2010	62	3.38
7/8/2010	62	3.38
7/13/2010	(341)	3.563284
7/14/2010	(512)	3.55834
7/15/2010	(276)	3.4675
7/19/2010	100	3.4
7/20/2010	200	3.42
7/21/2010	226	3.456726
7/22/2010	1,079	3.495598
7/23/2010	(100)	3.43
7/27/2010	100	3.54
7/29/2010	201	3.295771
7/29/2010	105	3.3
8/3/2010	(105)	3.35
8/3/2010	(1,427)	3.355004
8/4/2010	(173)	3.33
8/5/2010	1,400	3.299286
8/6/2010	200	3.195
8/10/2010	700	3.222857
8/11/2010	200	3.19
8/16/2010	(100)	3.08
8/17/2010	(400)	3.1
8/18/2010	(400)	3.1
8/18/2010	(200)	3.1
8/20/2010	200	2.98
8/20/2010	500	2.962
8/23/2010	200	2.94

8/26/2010	700	3.002857
8/27/2010	(400)	3.0225
8/30/2010	(300)	2.973333
8/31/2010	(700)	3.027143
9/1/2010	100	3.06
9/2/2010	600	3.196667
9/3/2010	400	3.345
9/7/2010	(100)	3.2
9/8/2010	200	3.24
9/10/2010	(200)	3.22
9/13/2010	(1,000)	3.269
9/13/2010	(100)	3.27
9/15/2010	300	3.4
9/15/2010	100	3.41
9/16/2010	(100)	3.29
9/21/2010	(200)	3.37
9/21/2010	(724)	3.380566
9/21/2010	(316)	3.377342
9/24/2010	582	3.374381
9/24/2010	235	3.37
9/27/2010	508	3.409882
9/27/2010	223	3.4
9/30/2010	(252)	3.413929
9/30/2010	(508)	3.4
9/30/2010	(265)	3.42
10/1/2010	(114)	3.43
10/8/2010	572	3.52
10/8/2010	59	3.6
10/8/2010	444	3.595428
10/11/2010	1,365	3.63
10/11/2010	711	3.628966
10/12/2010	(157)	3.66
10/13/2010	(1,758)	3.740717
10/14/2010	(605)	3.636281
10/14/2010	(1,239)	3.630799
10/14/2010	(531)	3.654407
10/15/2010	(579)	3.66
10/15/2010	(348)	3.65
10/18/2010	(253)	3.634308
10/19/2010	101	3.69
10/22/2010	314	3.599554
10/25/2010	405	3.543852
10/25/2010	203	3.56

10/26/2010	486	3.56572
10/26/2010	1,278	3.576362
10/28/2010	(441)	3.48
10/28/2010	(108)	3.49
11/2/2010	(256)	3.416172
11/2/2010	(345)	3.48
11/3/2010	201	3.33
11/4/2010	873	3.398333
11/4/2010	287	3.4
11/4/2010	239	3.4
11/5/2010	2,011	3.430453
11/5/2010	1,775	3.483465
11/8/2010	1,752	3.504366
11/8/2010	545	3.55
11/9/2010	(871)	3.46
11/10/2010	(862)	3.34
11/10/2010	(310)	3.36
11/11/2010	1,193	3.348382
11/11/2010	1,104	3.32
11/12/2010	(2,005)	3.223272
11/12/2010	(451)	3.21
11/16/2010	2,360	3.156678
11/16/2010	365	3.171425
11/17/2010	1,626	3.250504
11/17/2010	248	3.24
11/19/2010	(1,671)	3.355494
11/22/2010	(123)	3.26
11/23/2010	(2,324)	3.311773
11/23/2010	(1,018)	3.321965
11/24/2010	125	3.29
11/29/2010	(189)	3.32
11/30/2010	295	3.27
11/30/2010	246	3.27
12/1/2010	(737)	3.315699
12/1/2010	(564)	3.331826
12/2/2010	(968)	3.45
12/2/2010	(306)	3.45
12/3/2010	(446)	3.611614
12/7/2010	(361)	3.653906
12/7/2010	(76)	3.68
12/8/2010	(520)	3.562308
12/8/2010	(73)	3.61
12/9/2010	(57)	3.71

6/6/2011	99	4.06
6/6/2011	32	4.05
6/7/2011	(131)	4.08
6/7/2011	(19)	4.09
6/8/2011	19	3.97
6/8/2011	1	3.97
6/8/2011	37	3.9
6/13/2011	(38)	4.01
6/13/2011	38	3.96
6/14/2011	57	3.93
6/16/2011	(79)	4.18
6/17/2011	(1)	4.29
6/17/2011	(16)	4.29
6/24/2011	(60)	4.49
6/27/2011	59	4.39
6/28/2011	2	4.5
8/2/2011	(411)	4.6
8/3/2011	(72)	4.65
8/4/2011	(263)	4.65
8/4/2011	(84)	4.66
8/5/2011	36	4.71
8/9/2011	(169)	4.423018
8/10/2011	16	4.57
8/11/2011	(79)	4.66
8/12/2011	593	4.511265
8/12/2011	115	4.53
8/15/2011	(77)	4.31
8/16/2011	52	4.28
8/17/2011	53	4.18
8/17/2011	221	4.11
8/19/2011	69	4.39
8/24/2011	(77)	4.951558
8/24/2011	(48)	4.94
8/25/2011	(216)	4.85
8/26/2011	12	4.96
8/29/2011	143	4.99
8/29/2011	159	4.98
8/30/2011	1	4.99
8/30/2011	27	4.99
8/30/2011	31	4.91
8/31/2011	(32)	5.09
8/31/2011	(31)	5.09
8/31/2011	(132)	5.11

9/1/2011	(90)	5.09
9/2/2011	450	4.73
9/2/2011	253	4.73
9/2/2011	192	4.73
9/6/2011	(397)	4.57136
9/6/2011	(102)	4.61
9/7/2011	(143)	4.85
9/12/2011	(159)	4.7
9/12/2011	(61)	4.7
9/13/2011	(54)	4.92
9/13/2011	(24)	4.95
9/14/2011	22	4.99
9/14/2011	146	4.976644
9/15/2011	130	4.99
9/15/2011	156	4.96
9/19/2011	(47)	4.87
9/19/2011	(109)	4.81
9/21/2011	53	4.66
9/23/2011	(53)	4.59
9/23/2011	(98)	4.59
9/23/2011	(35)	4.52
9/26/2011	125	4.59
9/27/2011	(9)	4.77
9/27/2011	11	4.74
9/28/2011	(220)	4.81
9/28/2011	(173)	4.85
9/29/2011	254	4.49
9/30/2011	31	4.67
10/5/2011	(17)	4.77
10/6/2011	131	4.14
10/6/2011	189	4.14
10/6/2011	87	4
10/7/2011	38	4.09
10/7/2011	60	4.11
10/10/2011	(99)	4.26
10/10/2011	(275)	4.28
10/10/2011	(426)	4.28
10/10/2011	(43)	4.26
10/11/2011	291	4.25
10/12/2011	177	4.469887
10/13/2011	1	4.25
10/13/2011	352	4.25
10/13/2011	70	4.13

10/14/2011	(319)	4.185455
10/17/2011	(100)	4.14
10/20/2011	(3)	4.13
10/20/2011	(273)	4.13
10/20/2011	(30)	4.24
10/21/2011	63	4.306667
10/21/2011	12	4.28
10/24/2011	(58)	4.51
10/24/2011	(36)	4.55
10/25/2011	(211)	4.47
10/25/2011	(215)	4.56
10/26/2011	154	4.31
10/26/2011	223	4.41
10/27/2011	19	4.59
10/31/2011	52	4.295385
10/31/2011	144	4.32
11/1/2011	(189)	4.14
11/1/2011	(94)	4.16
11/2/2011	18	4.21
11/3/2011	421	3.56
11/3/2011	99	3.56
11/4/2011	(99)	3.39

Mr. Benaroya

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
8/13/2012	100,000	3.101

Ms. Bern

Trade Date	Shares Purchased (Sold)	Price Per Share ($)
8/29/2012	18,000	2.8317

ANNEX II

PROPOSED AMENDMENTS TO THE BYLAWS OF THE WET SEAL, INC.

Set forth below is the proposed resolution to amend the Bylaws pursuant to Proposals 2, including the text of the proposed amendment to the Bylaws.

Proposal 2:

The text of the proposed resolution to amend the Bylaws pursuant to Proposal 2 is as follows:

"RESOLVED, that Section 3.5 of the Amended and Restated Bylaws of The Wet Seal, Inc. be, and hereby is, amended in its entirety to read as follows:

Section 3.5.  Vacancies.  Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly-created directorships, shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Except as otherwise provided by the certificate of incorporation or applicable law, vacancies in the Board of Directors, and newly-created directorships, may be filled by either the vote of the holders of a majority of the outstanding stock entitled to vote thereon or the majority of the members of the Board then in office.

[FORM OF CONSENT CARD]

PRELIMINARY COPY – SUBJECT TO COMPLETION

CONSENT OF STOCKHOLDERS OF THE WET SEAL, INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT SOLICITATION IS BEING MADE BY CLINTON SPOTLIGHT FUND, L.P., CLINTON SPOTLIGHT MASTER FUND, L.P., CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON SPECIAL OPPORTUNITIES MASTER FUND, LTD., CLINTON RETAIL OPPORTUNITY PARTNERSHIP, L.P., CLINTON GROUP, INC. AND GEORGE E. HALL (COLLECTIVELY, "CLINTON"), TOGETHER WITH RAPHAEL BENAROYA, DORRIT M. BERN, LYNDA J. DAVEY, MINDY C. MEADS AND JOHN S. MILLS (COLLECTIVELY, THE "NOMINEES")

Unless otherwise indicated below, the undersigned, a stockholder of record of The Wet Seal, Inc. (the "Company") as of [_____], 2012 (the "Record Date"), hereby consents pursuant to Section 228 of the General Corporation Law of the State of Delaware with respect to all shares of Class A common stock of the Company, par value $0.10 per share (the "Shares"), held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. CLINTON RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1-4.

1.
The repeal any provision of the Amended and Restated Bylaws of the Company (the "Bylaws") in effect immediately prior to the time this proposal becomes effective that were not included in the Bylaws filed by the Company with the Securities and Exchange Commission as an exhibit to its Current Report on Form 8-K on May 29, 2009.

☐	☐	☐
Consent	Withhold Consent	Abstain

2.
The amendment to Section 3.5 of the Amended and Restated Bylaws of the Company (the "Bylaws") as set forth on Annex II to the Consent Statement on Schedule 14A filed by to provide that vacancies on the Board, and any newly-created directorships resulting from an increase in the number of directors constituting the whole Board, may be filled by the affirmative vote of either a majority of the outstanding stock entitled to vote thereon or a majority of the members of the Board then in office.

☐	☐	☐
Consent	Withhold Consent	Abstain

3.
The removal of Jonathan Duskin, Sidney M. Horn, Harold D. Kahn and Henry D. Winterstern from the board of directors of the Company (the "Board"), along with each member of the Board, if any, appointed to the Board to fill any vacancy or newly-created directorship since the election of directors at the Company's 2012 annual meeting of stockholders and immediately prior to the effectiveness of Proposal 4.

☐	☐	☐
Consent	Withhold Consent	Abstain

4.
The election of Raphael Benaroya, Dorrit M. Bern, Lynda J. Davey, Mindy C. Meads and John S. Mills as directors to fill any vacancies on the Board resulting from Proposal 3 (or if any Nominee becomes unable or unwilling to serve as a director of Wet Seal or if the size of the Board is increased, in either case prior to the effectiveness of this Proposal, any other person who is not a director, officer, employee or affiliate of Clinton, designated as a Nominee by Clinton).

☐	☐	☐
Consent	Withhold Consent	Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE PERSONS NAMED IN PROPOSAL NO. 4, CHECK THE APPROPRIATE BOX ABOVE.  IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL NO. 4, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW.  NOTE THAT STRIKING A NOMINEE’S NAME FROM THE ABOVE PROPOSAL, WITHOUT MORE, WILL NOT BE DEEMED TO BE A WITHHELD CONSENT OR AN ABSTENTION FROM SUCH NOMINEE’S ELECTION.

IN THE ABSENCE OF WITHHOLDING OF CONSENTS OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:	2012

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When Shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

THIS SOLICITATION IS BEING MADE BY CLINTON AND THE NOMINEES AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.